UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

FORTEGRA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 001-35009

Delaware	58-1461399
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10151 Deerwood Park Boulevard, Building 100, Suite 330 Jacksonville, FL	32256
(Address of principal executive offices)	(Zip Code)

(866)-961-9529
Registrant's telephone number, including area code

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On August 2, 2012, Fortegra Financial Corporation (the "Company") entered into a five-year $125.0 million secured credit agreement (the "Credit Agreement"). The Credit Agreement provides for a $50.0 million term loan facility (the "Term Loan Facility"), as well as a $75.0 million revolving credit facility (the "Revolving Facility" and collectively with the Term Loan Facility, the "Facilities") with a sub-limit of $10.0 million for swingline loans and $10.0 million for letters of credit. The Credit Agreement was entered into among: (i) the Company and its 100% owned subsidiary LOTS Intermediate Co. ("LOTS"), as borrowers (the Company and LOTS, collectively, the "Borrowers"); (ii) the initial lenders named therein; (iii) Wells Fargo Bank, N.A. ("Wells Fargo" or the "Administrative Agent"), as administrative agent, swingline lender, and issuing lender; (iv) Wells Fargo Securities, LLC, as bookrunner and joint lead arranger; and (v) Synovus Bank as joint lead arranger and syndication agent. Subject to earlier termination, the Credit Agreement terminates on August 2, 2017.

The Credit Agreement replaces the Company's prior three-year $85 million secured revolving credit agreement, dated June 16, 2010 (the "Prior Credit Agreement"), among: (i) the Company and LOTS, as borrowers; (ii) the lenders from time to time party thereto; (iii) Suntrust Bank, as administrative agent; and (iv) SunTrust Robinson Humphrey, Inc., as sole lead arranger and bookrunner. The Company and the other parties to the Prior Credit Agreement terminated the Prior Credit Agreement in connection with, and as a condition of, entering into the Credit Agreement. To effect the termination, the Borrowers drew all $50.0 million (the "Initial Term Loan") available under the Term Loan Facility to pay off the entire outstanding balance of $46.1 million under the Prior Credit Agreement. The Prior Credit Agreement was scheduled to mature on June 16, 2013, and the Borrowers incurred no early termination penalties as a result of such termination.

The Credit Agreement includes a provision pursuant to which, from time to time, the Borrowers may request that the lenders in their discretion increase the maximum amount of commitments under the Facilities by an amount not to exceed $50.0 million. Only consenting lenders (including new lenders reasonably acceptable to the Administrative Agent) will participate in any increase. Borrowings under the Revolving Credit Facility may be used for working capital needs, certain acquisitions permitted under the Credit Agreement, capital expenditures, and other general corporate purposes of the Company and its subsidiaries.

Pursuant to the Credit Agreement, the Borrowers will repay the aggregate outstanding principal amount of the Initial Term Loan in consecutive quarterly installments on the last business day of each March, June, September and December, commencing December 31, 2012, in an amount equal to 2.5% of the initial principal amount thereof, with the remainder of the outstanding principal balance due on August 2, 2017. Amounts repaid or prepaid by the Company with respect to the Initial Term Loan may not be reborrowed.

At the Borrowers' election, borrowings under the Revolving Facility will bear interest either at the base rate plus an applicable interest margin or the adjusted LIBO rate plus an applicable interest margin; provided, however, that all swingline loans will be base rate loans. The base rate is a fluctuating interest rate equal to the highest of: (i) Wells Fargo's publicly announced prime lending rate; (ii) the federal funds rate plus 0.50%; and (iii) the adjusted LIBO rate, determined on a daily basis for an interest period of one month, plus 1.0%. The adjusted LIBO rate is the rate per annum obtained by dividing (i) the London interbank offered rate ("LIBOR") for such interest period by (ii) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage (as defined in the Credit Agreement). The interest margin over the adjusted LIBO rate, initially set at 2.75%, may increase (to a maximum amount of 3.0%) or decrease (to a minimum amount of 2.0%) based on changes in the Borrowers' leverage ratio. The interest margin over the base rate, initially set at 1.75%, may increase (to a maximum amount of 2.0%) or decrease (to a minimum amount of 1.0%) based on changes in the Company's leverage ratio.

In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the Credit Agreement, the Borrowers are required to pay a commitment fee, initially equal to 0.40% per annum of the unused amount of the Revolving Facility. The percentage rate of such fee may increase (to a maximum amount of .45%) or decrease (to a minimum amount of .25%) based on changes in the Borrowers' leverage ratio. The amount of outstanding swingline loans is not considered usage of the Revolving Facility for the purpose of calculating the commitment fee. The Company is also required to pay letter of credit participation fees on the undrawn amount of all outstanding letters of credit. The Company paid one-time upfront fees of approximately $1.3 million to Wells Fargo in connection with the execution of the Credit Agreement.

The Borrowers may, at their option, prepay any borrowing, in whole or in part, at any time and from time to time without premium or penalty. However, after the end of each fiscal year of the Borrowers (commencing with the fiscal year ending December 31, 2015), the Borrowers are required to make mandatory principal prepayments of loans under the Facilities in an amount determined under the Credit Agreement based upon a percentage (from a maximum of 50% to a minimum of 0% based on the Borrowers' leverage ratio) of the Borrowers' Excess Cash Flow (as defined in the Credit Agreement) minus certain off set amounts relating to permitted acquisitions of the Borrowers.

The Credit Agreement contains certain customary representations, warranties and covenants of the Borrowers for the benefit of the Administrative Agent and the lenders. The Borrowers may not assign, sell, transfer or dispose of any collateral or effect certain changes to their capital structure and the capital structure of their subsidiaries without the Administrative Agent's prior consent. The Borrowers' obligations under the Facilities may be accelerated or the commitments terminated upon the occurrence of an event of default under the Credit Agreement, including payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, cross defaults to other material indebtedness, defaults arising in connection with changes in control and other customary events of default. The Credit Agreement also contains the following financial covenants, which require the Borrowers to maintain, as of the end of each fiscal quarter:

•	a maximum Total Leverage Ratio (as defined in the Credit Agreement) of 3.50:1.00, with step-downs to 3.25:1.00 on December 31, 2013 and 3.00:1.00 on December 31, 2014;

•	a minimum Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of 2.00:1.00;

•	a minimum Reinsurance Ratio (as defined in the Credit Agreement) of 50.0%; and

•
a minimum NAIC Risk Based Capital Ratio (as defined in the National Association of Insurance Commissioners ("NAIC") standards, calculated as of the end of each fiscal year, to the "authorized control level," as defined by the NAIC in its standards) of 250.0%, applicable to each regulated insurance subsidiary of the Borrowers.

The Administrative Agent and some of the lenders under the Credit Agreement and the Prior Credit Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including commercial banking, lending, cash management, investment banking, underwriting, financial advisory, and other services. In addition, the Company has entered into interest rate swap arrangements with Wells Fargo.

As a condition to the effectiveness of the Credit Agreement, the following agreements were executed by the Company and its subsidiaries, as applicable, to guarantee and secure the obligations of the Borrowers under the Credit Agreement:

•
Subsidiary Guaranty Agreement, dated August 2, 2012 (the "Guaranty Agreement"), among certain subsidiaries of the Borrowers and the Administrative Agent, pursuant to which each subsidiary guarantor unconditionally guarantees, jointly and severally with the other subsidiary guarantors the due and punctual payment of the obligations arising under the Credit Agreement;

•
Pledge Agreement, dated August 2, 2012 (the "Pledge Agreement"), among the Borrowers and the Administrative Agent, pursuant to which: (i) the Company grants a first priority security interest in its shares of common stock of LOTS; and (ii) LOTS grants a first priority security interest in a promissory note with a principal amount of approximately $1.14 million;

•
Security Agreement, dated August 2, 2012 (the "Security Agreement"), among the Borrowers, certain of their subsidiaries, and the Administrative Agent, pursuant to which the obligations of the Borrowers under the Credit Agreement are secured by substantially all of the assets of the Borrowers and their subsidiaries, which includes a pledge of the equity interests of substantially all of the Borrowers' direct and indirect domestic subsidiaries and a portion of the equity interests of any foreign subsidiaries;

•
Trademark Security Agreement, dated August 2, 2012, among the Company, LOTS, Pacific Benefits Group Northwest, L.L.C., eReinsure.com, Inc. and the Administrative Agent, pursuant to which each of the parties thereto grant to the Administrative Agent a security interest in all of such grantor's: (i) right, title and interest in and to the trademarks, trademark registrations, trademark applications and trademark licenses (the “Trademarks”), including all reissues, extensions or renewals thereof; (ii) all proceeds (as defined in the Security Agreement) of the Trademarks; (iii) the goodwill of the businesses with which the Trademarks are associated; and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Trademarks or unfair competition regarding the same;

•
Patent Security Agreement, dated August 2, 2012, between eReinsure.com, Inc. and the Administrative Agent, pursuant to which eReinsure.com, Inc. grants to the Administrative Agent a security interest in all of its: (i) right, title and interest in and to the patents, patent registrations, patent applications and patent licenses (the “Patents”) and all reissues, extensions or renewals thereof; (ii) all Proceeds (as such term is defined in the Security Agreement) of the Patents; and (iii) all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same; and

•	revolving and term loan notes, dated August 2, 2012, by the Borrowers in favor of each of the lenders, and a swingline note, dated August 2, 2012, by the Borrowers in favor of Wells Fargo.

The foregoing summaries of the Credit Agreement, Guaranty Agreement, Pledge Agreement, Security Agreement, Trademark Security Agreement, and Patent Security Agreement do not purport to be complete and are qualified in their entirety by reference to the complete terms and conditions of such agreements, which are filed herewith.

Item 1.02.    Termination of a Material Definitive Agreement.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed herewith:

Exhibit No.	Description
10.1
Credit Agreement, dated August 2, 2012, among Fortegra Financial Corporation and LOTS Intermediate Co., as borrowers; the initial lenders named therein; Wells Fargo Bank, N.A., as administrative agent, swingline lender, and issuing lender; Wells Fargo Securities, LLC, as bookrunner and joint lead arranger; and Synovus Bank as joint lead arranger and syndication agent.

10.2	Subsidiary Guaranty Agreement, dated August 2, 2012, among certain subsidiaries of Fortegra Financial Corporation and LOTS Intermediate Co., as guarantors, and Wells Fargo Bank, N.A.
10.3	Pledge Agreement, dated August 2, 2012, among Fortegra Financial Corporation and LOTS Intermediate Co., as pledgors, and Wells Fargo Bank, N.A.
10.4	Security Agreement, dated August 2, 2012, among Fortegra Financial Corporation, LOTS Intermediate Co. and certain of its subsidiaries, as grantors, and Wells Fargo Bank, N.A.
10.5
Trademark Security Agreement, dated August 2, 2012, among the Fortegra Financial Corporation, LOTS Intermediate Co., Pacific Benefits Group Northwest, L.L.C., eReinsure.com, Inc., as grantors, and Wells Fargo Bank, N.A.

10.6	Patent Security Agreement, dated August 2, 2012, by eReinsure.com, Inc., as grantor, and Wells Fargo Bank, N.A.
99.1	Press Release dated August 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortegra Financial Corporation

Date: August 7, 2012	By:	/s/ Christopher D. Romaine
	Name:	Christopher D. Romaine
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Credit Agreement, dated August 2, 2012, among Fortegra Financial Corporation and LOTS Intermediate Co., as borrowers; the initial lenders named therein; Wells Fargo Bank, N.A., as administrative agent, swingline lender, and issuing lender; Wells Fargo Securities, LLC, as bookrunner and joint lead arranger; and Synovus Bank as joint lead arranger and syndication agent.

10.2	Subsidiary Guaranty Agreement, dated August 2, 2012, among certain subsidiaries of Fortegra Financial Corporation and LOTS Intermediate Co., as guarantors, and Wells Fargo Bank, N.A.
10.3	Pledge Agreement, dated August 2, 2012, among Fortegra Financial Corporation and LOTS Intermediate Co., as pledgors, and Wells Fargo Bank, N.A.
10.4	Security Agreement, dated August 2, 2012, among Fortegra Financial Corporation, LOTS Intermediate Co. and certain of its subsidiaries, as grantors, and Wells Fargo Bank, N.A.
10.5
Trademark Security Agreement, dated August 2, 2012, among the Fortegra Financial Corporation, LOTS Intermediate Co., Pacific Benefits Group Northwest, L.L.C., eReinsure.com, Inc., as grantors, and Wells Fargo Bank, N.A.

10.6	Patent Security Agreement, dated August 2, 2012, by eReinsure.com, Inc., as grantor, and Wells Fargo Bank, N.A.
99.1	Press Release dated August 6, 2012.